Exhibit 1.


NEW SKY COMMUNICATIONS, INC.
                                                             731 Powers Building
                                                             16 West Main Street
                                                       Rochester, New York 14614
                                                                          U.S.A.

Phone: (585) 454-5490
Fax: (585) 231-1539







                                        December 3, 2001

New Sky Communications, Inc.
731 Powers Building
16 West Main Street
Rochester, New York 14614

            Re: Resignation

Dear Sirs:

           For health reasons, I find it necessary to tender my resignation as President, Chairman and Chief Financial Officer of New Sky effective immediately.

           For the purposes of continuity for the Company I have appointed Anthony Wilson as President and Chairman of the Board of Directors and have entered into an Employment Agreement with him on behalf of the Company, dated on the same date herewith.



                                              Very truly yours,

                                              /s/ Carl R. Reynolds

                                              Carl R. Reynolds
                                              President